UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No.)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-12

                        DOBI MEDICAL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid:

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|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:
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        (2)    Form, Schedule or Registration Statement No.:
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


                                TABLE OF CONTENTS
                                -----------------



Introduction..................................................................1

Outstanding Securities and Voting Rights......................................1

         Item 1: Election of Directors........................................4

Legal Proceedings, Relationships, and Indebtedness............................6

The Board of Directors and Corporate Governance...............................7

Report of Audit Committee Made on March 11, 2005..............................9

Compensation of Directors and Executive Officers..............................10

         Item 2: Ratification of the Appointment of Independent Auditors......16

Form 10-KSB...................................................................17

Deadline for Future Proposals of Stockholders.................................17

         Item 3. Other Matters Which May Come Before the Annual Meeting.......17

Solicitation of Proxies.......................................................18

                      2005 DOBI MEDICAL INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 30, 2005

TO THE STOCKHOLDERS OF DOBI MEDICAL INTERNATIONAL:

         You are cordially invited to the 2005 Annual Meeting of Stockholders of DOBI Medical International, Inc., which will be held at the offices of MB Investment Partners, Inc., located at 825 Third Avenue, 31st Floor, New York, New York 10022-9506 (phone number 212-370-7300), on Thursday June 30, 2005, beginning at 1:30 p.m., eastern daylight savings time. The Annual Meeting will be held for the following purposes:

1. To elect seven members to our Board of Directors, each to hold office until the 2006 Annual Meeting and until his successor is elected and qualified;

2. To consider, approve and ratify the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

         Our Board of Directors has fixed May 12, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only stockholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting and at our offices for ten days prior to the meeting.

         We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              ROBERT B. MACHINIST
                                              Chairman of the Board of Directors

Mahwah, New Jersey
May 30, 2005

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                        DOBI MEDICAL INTERNATIONAL, INC.
                              1200 MACARTHUR BLVD.
                            MAHWAH, NEW JERSEY 07430
                                  (201)760-6464

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 30, 2005

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders by the Board of Directors of DOBI Medical International, Inc. for solicitation of proxies for use at the 2005 Annual Meeting of Stockholders to be held at the offices of MB Investment Partners, Inc., located at 825 Third Avenue, 31st Floor, New York, New York 10022-9506 (phone number 212-370-7300) on Thursday June 30, 2005, beginning at 1:30 p.m., eastern daylight savings time, and at any and all adjournments of the meeting.

         The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Secretary a written notice of revocation prior to the Annual Meeting or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

         It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about May 30, 2005.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

         Only stockholders of record at the close of business on the record date of May 12, 2005 are entitled to notice of and to vote at the Annual Meeting. At that date our only outstanding voting securities were 65,257,155 outstanding shares of our common stock, par value $.0001 per share. Holders of our series A convertible preferred stock are not entitled to vote on any matters as to which holders of common stock or any future shares of capital stock are entitled to vote. At the Annual Meeting, each share of common stock will be entitled to one vote.

         The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect seven directors with the seven candidates who receive the highest number of affirmative votes being elected. Votes against a nominee and broker non-votes have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information to our knowledge and SEC filings regarding the number of shares of our common stock beneficially owned on May 12, 2005 by:

         o each person who is known by us to beneficially own 5% or more of our common stock;

         o    each of our directors and executive officers; and

         o    all of our directors and executive officers as a group.


         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

         Except as otherwise set forth below, the address of each of the persons listed is c/o DOBI Medical International, Inc., 1200 MacArthur Blvd., Mahwah, New Jersey 07430.



                                                         NUMBER OF                                 PERCENTAGE OF
                                                          SHARES                                      SHARES
                                                       BENEFICIALLY                                BENEFICIALLY
                                                          OWNED                                      OWNED (1)
------------------------------------------------------------------------------------------------------------------------------------

Lake Worth Ventures, Inc.                               8,305,712                                      12.4%
  c/o Mr. David H. Clarke
  777 South Flagler Drive - Suite 1100
  West Palm Beach, FL 33401

David H. Clarke                                        10,854,562                (2)                   16.2%
  777 South Flagler Drive
  Suite 1112
  West Palm Beach, FL 33401

Brad Baker                                                 63,000                                          *

Steven M. Barnett                                          50,000                                          *

William Li, M.D.                                           63,000                                          *

Robert B. Machinist                                       760,189                                       1.2%

Phillip C. Thomas                                       3,212,930                                       4.9%




                                                         NUMBER OF                                 PERCENTAGE OF
                                                          SHARES                                      SHARES
                                                       BENEFICIALLY                                BENEFICIALLY
                                                          OWNED                                      OWNED (1)
------------------------------------------------------------------------------------------------------------------------------------

Webb W. Turner                                          2,689,003                (3)                    4.1%
  400 East 50th Street
  New York, NY 10022

Michael R. Jorgensen                                      442,500                                          *

Sam Belzberg                                            3,460,456                                       5.2%
  Gibralt Capital
  2600-1075 West Georgia St.
  Vancouver, B.C. V6E 3C9
  Canada

Martin Solomon                                          4,633,636                (4)                    7.0%
  1643 Brickell Ave.
  Suite 4902
  Miami, FL 33129

Basso Multi-Strategy                                    4,964,450                                       7.4%
  Holding Fund Ltd. (5)
  1266 S. Main Street, 4th Floor
  Stamford, CT   06902

All directors and executive officers as a              18,135,184                                      27.3%
group (8 persons)

-------------------------------------
         *Less than 1% of outstanding shares.


         (1) Based upon 65,257,155 shares of common stock outstanding on May 12, 2005, as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, this includes shares owned by a spouse, minor children and any entities owned or controlled by the named person. It also includes shares that any named person has the right or option to acquire within 60 days of the date of this prospectus. Unless otherwise noted, shares are owned of record and beneficially by the named person.

         (2) Includes 6,503,197 shares of common stock warrants to purchase common stock and series A preferred stock convertible into 1,802,515 shares of common stock owned by Lake Worth Ventures, Inc., 19,500 shares of common stock owned by affiliates of Lake Worth Ventures, which are controlled by David H. Clarke and stock options to purchase 73,750 shares of common stock granted to David H. Clarke.

         (3) Includes 2,600,003 shares of common stock owned by Dynamics Imaging, Inc. Mr. Turner is the Chairman of the Board of Dynamics Imaging, Inc.


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


         (4) Includes 1,745,454 shares of common stock and warrants to purchase 486,364 shares of common stock owned by Haslemere Partners LTDA, of which Mr. Solomon is the general partner.

         (5) Basso Capital Management, L.P. or Basso, is the Investment manager to each of Basso Multi-Strategy Holding Fund Ltd. and Basso Private opportunity Holding Fund Ltd. Howard I. Fischer is a manageing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over the secutires held by each fund. The funds benefically own a toal of 6,430,500 shares or 9.8% of the shares listed in note 1 above.


ITEM 1:  ELECTION OF DIRECTORS

         Pursuant to our Certificate of Incorporation, the holders of our common stock may elect our seven directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

         No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                          OF THE NOMINEES LISTED BELOW.

      The following table sets forth the names and ages of the nominees to our Board of Directors.


NAME                             AGE      POSITION
------------------------------------------------------------------------------------------
Robert B. Machinist              52       Chairman of the Board
Phillip C. Thomas                56       Co-Founder, Chief Executive Officer and Director
David H. Clarke                  63       Co-Founder and Director
Brad Baker                       45       Director
Steven M. Barnett                63       Director
William Li, M.D.                 42       Director
Webb W. Turner                   67       Director



DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

         The following shows principal occupations and business experience for the past five years (and, in some instances, for prior years) of our directors, executive officers, and significant employees are as follows:

         ROBERT B. MACHINIST became a director of DOBI Medical Systems in October 2003 and became a member of our board in December 2003. Mr. Machinist has served as Chairman and managing partner of MB Investment Partners in New York since August, 2004, and as managing partner of M Capital, LLC, a private equity investment firm based in Rye, New York, since January 2002. From November 1998 to December 2001, Mr. Machinist served as Managing Director and Head of Investment Banking for the Bank of New York and its Capital Markets division. Mr. Machinist received a B.A. degree from Vassar College and did graduate work at the Weizmann Institute in Rehovot, Israel. He is the Chairman of the American Committee for the Weizmann Institute of Science and a member of its International Board of Governors. Mr. Machinist is also a member of the board of directors of Traffix, Inc., a NasdaqNM on-line marketing and advertising company.

         PHILLIP C. THOMAS is a co-founder of DOBI Medical Systems and became a member of our board and our Chief Executive Officer in December 2003. Mr. Thomas has been the Chief Executive Officer and a director of DOBI Medical Systems since December 1999, and for more than one year prior thereto, he was the Chief Executive Officer of Dynamics Imaging, Inc., a Delaware corporation from which DOBI Medical Systems acquired the DOBI technology and its other non-financial assets. Over the past 25 years, Mr. Thomas has served in a number of public and private high technology senior executive positions. From September 1992 to January 1997, Mr. Thomas was the Chief Executive Officer for Medication Delivery Devices, Inc. (MDD), a medical device start-up. MDD was sold to Baxter Healthcare in 1997, four years after its inception. Mr. Thomas received his B.A. degree from Brigham Young University and has completed executive development courses at Harvard Business School and Stanford Business School.

         DAVID H. CLARKE is a co-founder of DOBI Medical Systems and became a member of our board in December 2003. Mr. Clarke had been a director of DOBI Medical Systems since December 1999. Mr. Clarke is the controlling stockholder of Lake Worth Ventures, Inc., which was the largest stockholder of DOBI Medical Systems and, as a result of the merger, is our largest single stockholder. Since 1995, Mr. Clarke has been the Chairman and Chief Executive Officer of Jacuzzi Brands, Inc, a New York Stock Exchange-listed company. Prior to joining Jacuzzi Brands, Mr. Clarke was Deputy Chairman and Chief Executive Officer of Hanson Industries, Inc., as well as Vice Chairman of Hanson plc. Mr. Clarke also serves on the Board of Fiduciary Trust Company International and serves as an Advisory Director for Sterling Financial Group of Companies, Inc., an investment banking firm which served as the placement agent in the private placement which we completed in connection with the reverse merger and served DOBI Medical Systems as placement agent in four previous private placements. Mr. Clarke also serves on the board of United Pacific Industries Limited, a manufacturing company listed on the Hong Kong stock exchange.

         BRAD BAKER joined the DOBI Medical Systems board of directors in October 2003 and became a member of our board in December 2003. From April 2000 to February 2002, Mr. Baker served as head of the online division of Sterling Financial Investment Group, an investment company banking firm which served as the placement agent in the private placement which we completed in connection with the merger. From September 1989 to January 1990, Mr. Baker served as Corporate Secretary and one of four members of the Executive Board of the Resolution Trust Corporation, a federal agency formed to restructure and reorganize the thrift industry. At various times since 1989, Mr. Baker has served as the Acting Executive Secretary of the United States Treasury Department.

         STEVEN M. BARNETT joined the board of directors in April, 2005. He is an investor in, as well as an advisor to senior management of, marketing, manufacturing and distribution companies on improving operations. For more than two decades, Mr. Barnett has been President and Chairman of CDC, Inc. whose principal activity is the acquisition and management of small to mid-sized manufacturing and distribution companies. Since April 2000, Mr. Barnett has served as a Director and Chairman of the Audit Committee of UCN, Inc., a technology-based telephone company specializing in automated call distribution and call-center management, including a wide range of long distance, data transmission and related communication services. As well, since October 2004, Mr. Barnett has served as a Director of Medis Technologies Ltd., a company specializing in advanced technology regarding unique fuel cell power packs for portable electronic devices. Mr. Barnett has also served as an advisor to senior management of Grayhill, Inc., a manufacturer of electrical systems, since May 1993, and Joseph A. Freed & Associates, a national real estate development company, since June 1998. He has been a Director of Bank Leumi USA since October 2001. He has also served as Vice-Chairman of the Board and Director of Chicago's Jewish Federation since 1997, and as a member of the Board of Governors for the Reconstructionist Rabbinical College since 2003. Mr. Barnett received a J.D. degree from the University of Chicago Law School and holds a bachelor's degree in Chemistry and Biology from Carleton College.

         WILLIAM LI, M.D. joined the DOBI Medical Systems board of directors in October 2003 and became a member of our board in December 2003. Dr. Li is also a member of our Scientific Advisory Board. Dr. Li is a co-founder of the Angiogenesis Foundation in Cambridge, Massachusetts, of which he has been the President since April 1990 and Medical Director since December 1994. Dr. Li has extensive expertise in tumor angiogenesis, in vivo angiogenesis models, angiogenesis therapeutic development, and clinical trial analysis. He trained with Dr. Judah Folkman, who pioneered the field of angiogenesis research. Dr. Li works in association with the National Institutes of Health, the Veterans Administration and other major governmental and academic institutions on angiogenesis-related programs. Dr. Li received an M.D. degree from University of Pittsburgh School of Medicine. He completed his clinical training in internal medicine at the Massachusetts General Hospital in Boston. Dr. Li also serves on the faculties of Harvard Medical School, Tufts University School of Veterinary Medicine and the teaching staff at Dartmouth Medical School.

         WEBB W. TURNER joined the DOBI Medical Systems board of directors in June 2000 and became a member of our board in December 2003. Mr. Turner is the Chairman of the Board of Dynamics Imaging, Inc. Since November 2003, Mr. Turner has been self employed as a financial consultant. From July 2003 to October, 2003, Mr. Turner was Senior Area Manager for International Profit Associates, a Chicago-based management consulting firm. From September 1998 to May 2001, Mr. Turner was a consultant with Spencer Trask & Company, an investment banking firm. Mr. Turner has over 20 years' experience with investment banking and advisory firms, and 10 years' experience as the chief executive officer of a furniture manufacturing company. Mr. Turner holds an A.B. degree in economics from Duke University.

         MICHAEL R. JORGENSEN, 52, became Executive Vice President and Chief Financial Officer of DOBI Medical Systems in February 2003, and our Executive Vice President and Chief Financial Officer in December 2003 following the completion of the reverse merger. In February 1997, he joined AXS-One, Inc., a multinational financial software company, as Executive Vice President and Chief Financial Officer, Treasurer and Secretary and became its Executive Vice President, North America, in March 2001 and Executive Vice President, Chief Administrative Officer in June 2001 until February 2003.

         SAL LUCIA, 54, joined us as Director, Operations, in December 2003. Mr. Lucia was a private consultant from September, 2002, and from 1994 to September, 2002, he served as Director of Operations for Lorad, a subsidiary of Hologic Corporation, a medical device imaging where he directed manufacturing operations. Prior to this, he held management positions with several industry leading firms, including Unimation, a division of Westinghouse. Mr. Lucia has over 20 years operational experience in the medical imaging and capital equipment industries. He holds a B.A. in Economics from Clemson University and is past president and current board member of the National Association of Purchasing Management, Seven Counties Affiliate.

         FRANK M. PUTHOFF, 59, joined DOBI Medical Systems as General Counsel in February 2003 and became our General Counsel and Secretary in December 2003. Mr. Puthoff was Executive Vice President, Chief Legal Officer and Secretary of ProxyMed, Inc., a healthcare claims electronic transaction NasdaqNM public company, from 1996 to 2001. From 1994 to 1996, he was Vice President, General Counsel and Secretary for Miami Subs Corporation, a NasdaqNM public company. Prior to this, he held executive positions with Ground Round Restaurants, Inc. and NasdaqNM public company and an affiliate of Hanson PLC, PepsiCo, Inc. and Marriott Corporation. He holds a B.A. degree in Philosophy from Borromeo College, a J.D. degree from the University of Toledo, and an M.A. degree from Barry University. He is a licensed attorney in Ohio and the District of Columbia.

         MICHAEL S. SILVER, PH.D., 50, joined us as Vice President, Clinical Research in January 2005. Dr. Silver has over 25 years of experience in various aspects of the medical and pharmaceutical industries. Of this time, ten years were in the pharmaceutical and medical device industries, implementing biomarkers in clinical trials for oncology, CNS, and cardiovascular therapeutics. Additionally, he has over fifteen years experience in medical imaging systems research and development, working with several international medical device manufacturers on MR applications and development. He received his masters degree in biophysics in 1979 and his Ph.D. in Electrical Engineering and Computer Science in 1985, both from Johns Hopkins University. Dr. Silver has co-authored over 40 peer-reviewed publications and presentations.

         A. ROBERT SOHVAL, PH.D., 55, joined us as Vice President, Research and Development in March 2004. Dr. Sohval has worked in the diagnostic imaging industry for more than 25 years and has held executive leadership positions in several private and public companies. Dr. Sohval has been involved in system design and product development of innovative digital radiography detectors, advanced breast imaging systems, and high performance CT scanners, and holds 10 patents in medical imaging. He received a B.S. degree and Ph.D. in Physics from Massachusetts Institute of Technology and has completed the Advanced Management Program at the Harvard Business School.

               LEGAL PROCEEDINGS, RELATIONSHIPS, AND INDEBTEDNESS

         There are no legal proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party which is adverse to us or which has a material interest adverse to us. However, in the ordinary course of business, we may become a party to legal or regulatory proceedings resulting from litigation, claims, or other disputes. There can be no assurance that one or more future actions, if they occur, would not have a material adverse effect on our business. Currently there is no material litigation threatened or pending any matters involving us, except that, on April 15, 2005, we filed suit in the Supreme Court of the State of New York, County of New York, Index No. 601348/05, against Brian Vodicka, a former member of our board of directors, alleging breach of contract and breach of fiduciary duty and seeking specific performance and injunctive relief preventing the disclosure and requiring the return of certain confidential and proprietary documents. In addition, we have received a copy of a Verified Petition to Take Depositions before Suit from a Robin Chiswell allegedly filed in the District Court of Harris County, Texas District Court, apprising us that the petitioner wishes to take the deposition of a custodian of our records to investigate whether there have been possible violations of the Texas Securities Act. We will aggressively defend any proceedings and suits brought against us.

         There are no family relationships among our directors, executive officers, and significant employees. There are no directors, executive officers, significant employees, or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate, that is or has been indebted to us since the beginning of our last fiscal year. No director, executive officer or significant employee has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director, executive officer or significant employee has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director, executive officer or significant employee has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director, executive officer or significant employee has been found by a court to have violated a federal or state securities or commodities law.

         In connection with the engagement of Sterling Financial Investment Group, Inc. as placement agent in two private placements of DOBI Medical securities in 2000 and 2001, we agreed to nominate one person designated by

Sterling Financial to our board of directors so long as stockholders introduced to us by Sterling Financial own at least 10% of all our outstanding equity securities. Mr. Baker is the current director designee of Sterling Financial.

                 THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

         Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

         The Board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. We have adopted a comprehensive Code of Business Ethics for all directors, officers and employees, which is available at our website, www.dobimedical.com.

         During 2004, the Board of Directors met seven times. Each incumbent director attended no less than 75% of the board of directors meetings and the meetings of board committees on which he served. The board has determined that the following directors are independent directors as defined by the American Stock Exchange Company Guide: Steven M. Barnett, Brad Baker, Robert B. Machinist, William Li, M.D., and Webb W. Turner.

         We believe that it is important for and encourages the members of the Board of Directors to attend annual meetings of stockholders. To facilitate this, and to the extent reasonably practicable, we endeavor to schedule a regular meeting of the Board of Directors on the same date as the annual meeting of stockholders.

         We have established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The charter for each committee is available at our website, www.dobimedical.com and the charter for the Audit Committee is also attached to this proxy statement as Exhibit 1.

COMMITTEES OF THE BOARD

         AUDIT COMMITTEE. The Audit Committee of our board of directors currently consists of Brad Baker, Chairman, Robert Machinist, and Steven M. Barnett. Mr. Barnett was appointed to the Audit Committee on April 28, 2005. The board determined that Mr. Baker and Mr. Barnett are "financially sophisticated" and "audit committee financial experts," as those terms are defined by the American Stock Exchange ("Amex") Section 121 of its Company Guide and by Regulation S-B of the Securities Exchange Act of 1934, respectively. Our Audit Committee is composed of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment and who possess an understanding of financial statements and generally accepted accounting principles. Thus, each member is an "independent" director, as that term is defined by Amex and by the regulations of the Securities Exchange Act of 1934. Pursuant to our Audit Committee Charter, which was filed as Exhibit 99.1 to our 2003 Annual Report, our Audit Committee's Charter specifies the scope of the Audit Committee's responsibilities and the means by which it carries out those responsibilities; the outside auditor's accountability to the board and the Audit Committee; and the Audit Committee's responsibility to ensure the independence of the outside auditors, including their recommendations to improve the system of accounting and internal controls. During 2004 the Audit Committee met five times.

         COMPENSATION COMMITTEE. The Compensation Committee of the board of directors consists of Webb Turner, Chairman, William Li, M.D., and Steven M. Barnett. Mr. Barnett was appointed to the Compensation Committee on April 28, 2005. Pursuant to our Compensation Committee Charter, which was filed as Exhibit
99.2 to the 2003 Annual Report, the Compensation Committee is responsible for reviewing and approving the salary and benefits policies, including compensation of our Chief Executive Officer and the other executive officers. Our Compensation Committee also administers the 2000 Stock Incentive Plan as adopted and assumed by us, and recommends and approves grants of stock options under that plan. Mr. Turner and Dr. Li and Mr. Barnett are, in the opinion of our board of directors, "independent" directors, as that term is defined under Amex rules and by the regulations of the Securities Exchange Act of 1934. During 2004 the Compensation Committee met two times and informally on numerous occasions.

         NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE. The Nominations and Corporate Governance Committee was formed in October, 2004 and consists of Brad Baker, Chairman, and Robert Machinist. Pursuant to the Nominations and Corporate Governance Committee Charter, which was filed as Exhibit 99.1 to the 2004 Annual Report, the Nominations and Corporate Governance Committee is responsible for board member qualification and nomination to the full board as well as matters relating to corporate governance. Both Mr. Baker and Mr. Machinist are, in the opinion of our Board of Directors, "independent" directors, as that term is defined under Amex rules and by the regulations of the Securities Exchange Act of 1934. During 2004 the Nominations and Corporate Governance Committee did not formally meet.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

         Our Board of Directors is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Board considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Board in considering a potential nominee are the following: independence; diversity, age, background, skills, and experience; personal qualities and characteristics, accomplishments and reputation in the business community; knowledge and contacts in the communities in which we conduct business and our business industry or other industries relevant to our business; ability and willingness to devote sufficient time to serve on the Board and committees of the Board; knowledge and expertise in various activities deemed appropriate by the Board, such as marketing, production, distribution, technology, accounting, finance, and law; fit of the individual's skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board.

         Nominees for directors will be made or recommended by any member of the Board in accordance with the policies and principles in its charter and as determined by the Board of Directors. Such nominee shall be selected as the recommended nominee to the full Board by a majority of the independent directors. In addition, any contractual obligation we may enter into which is intended to include our obligation to exercise best efforts to nominate a designate to serve on the Board must be approved by the Board, and such designate nominee must thereafter be approved by the Board in accordance with the qualifications set forth in this document, except that the selection and nomination of such directors is not subject to approval by the Nominating Committee or a majority of independent directors.

         In identifying potential candidates for the Board, the Board relies on recommendations from a number of possible sources, including current directors. The Board may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

         The Board will consider any written suggestions of stockholders for director nominations. The recommendation must include the name and address of the candidate, a brief biographical description and a description of the person's qualifications. Recommendations should be mailed to DOBI Medical International, Inc., 1200 MacArthur Blvd., Mahwah, New Jersey 07430 Attn:
Secretary. The Board will evaluate in the same manner candidates suggested in accordance with this policy and those recommended by other sources. The Committee has full discretion in considering all nominations to the Board of Directors. Stockholders who would like to nominate a candidate for director must comply with the requirements described in our Proxy Statement. See "Deadline for Future Proposals of Stockholders" below.

              REPORT OF THE AUDIT COMMITTEE MADE ON MARCH 11, 2005

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         In accordance with its written charter adopted by our Board of Directors, the Audit Committee's role is to act on behalf of the Board of Directors in the oversight of our accounting, auditing and financial reporting practices. The Audit Committee presently consists of two members: Messrs. Brad Baker and Robert Machinist. (Mr. Brian Vodicka served on the Audit Committee from October 7, 2004, and resigned from the board of directors as of February 7, 2005, citing disagreement over the adequacy of our corporate governance, to which we responded that we believe our corporate governance is adequate. See our current report filed with the SEC on Form 8-K on February 9, 2005.) In the Board's business judgment, Mr. Baker and Mr. Machinist meet the definition of an "independent director" under SEC rules and as that term is currently defined in the American Stock Exchange's listing standards. Further, in the Board's business judgment, at least one of the members of the Audit Committee meet the definition of an "Audit Committee financial expert" as that term is currently defined in the American Stock Exchange's listing standards. Although our common stock is not listed on the American Stock Exchange, we have chosen the independence standard currently defined in the American Stock Exchange listing standards. A copy of the Audit Committee's written charter appears on our website at dobimedical.com. The Audit Committee continues to assess the adequacy of the Audit Committee's charter.

         Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. It is the Audit Committee's responsibility to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee does not consist of our employees and it may not be, and may not represent itself to be or serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact "independent."

         In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal 2004 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed the financial statements for fiscal 2004 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors' judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our management and us. Finally, the Audit Committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors' independence. The Audit Committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants' independence.

         The Audit Committee also discussed with management the process used to support certifications by our chief executive officer and director of finance and administration that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the Securities and Exchange Commission.

         Consistent with the Securities and Exchange Commission's policies regarding auditor independence, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

         Based on its review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the Audit Committee recommended to our Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004. The undersigned members of the Audit Committee have submitted this report to us.


                                                            The Audit Committee
March 11, 2005
                                                            Brad Baker, Chairman
                                                            Robert B. Machinist


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Commencing January 1, 2004, we pay each non-employee director a retainer fee of $1,000 per quarter, plus a participation fee of $500 for each regular and/or special meeting of the board of directors, not to exceed $1,000 per quarter, regardless of the number of meetings. We also pay a committee participation fee of up to $250 for each meeting of a committee of the board, not to exceed $500 per quarter, regardless of the number of meetings. Fees are accrued and paid annually, in arrears, following the end of each year's audit. We will also reimburse each director for reasonable accommodations, coach travel and other miscellaneous expenses relating to each director's attendance at board meetings and committee meetings promptly upon submission of actual receipts to the Chief Financial Officer and approval by the Chairman of the Board and/or the Chief Executive Officer.

         Effective April 28, 2005, non-employee directors new to the board are awarded an incentive grant of an option to purchase 250,000 shares of our common stock, and existing non-employee directors were awarded an option to purchase 250,000 shares, except that the Chairman was awarded an option grant for 300,000 shares due to anticipated greater levels of oversight and work effort. Thereafter, upon appointment each new committee chair will receive an initial grant of 50,000 shares. Upon each subsequent annual stockholders' meeting in which a director has been reelected, each non-employee director will be awarded an option to purchase 25,000 shares. Upon reappointment, each committee chairman will be awarded an option to purchase 25,000 shares, and the Chairman of the Board will be granted an option to purchase 75,000 shares. Such option awards will be non-qualified and will have an exercise price equal to the fair market value of the common stock, based on the closing price at the end of trading on the date of the award, vest on the first anniversary date of the grant if the director has continued to serve until that date, and have a term of five years from the date of award. These options will be for our common stock under the same terms as indicated above, subject to any adjustments as may be necessary. Other terms and conditions of the option grants are on the standard terms and conditions as option grants to employees.

COMPENSATION OF EXECUTIVES

         The following table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered to us by our Chief Executive Officer and all other executive officers in such years who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


                                                     SUMMARY COMPENSATION TABLE

                                                                                      OTHER ANNUAL      LONG TERM AWARDS
                                                                                      COMPENSATION         SECURITIES
                                                                                          ($)              UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR       SALARY($)      BONUS($)              (1)             OPTIONS/SARS

Phillip C. Thomas                         2004       248,462             -                 -                       -
Chief Executive Officer                   2003       210,888        12,231                 -                  75,000
                                          2002       180,938        67,713                 -                       -

Michael R. Jorgensen (2)                  2004       200,000             -                 -                 250,000
Executive Vice President and              2003       179,428        10,962                 -                 387,500
Chief Financial Officer                   2002        37,500             -                 -

Denis O'Connor (3)                        2004       166,734                               -                 250,000
Senior Vice President                     2003             -             -               3,336               200,000
Sales and Marketing                       2002             -             -                 -                       -

----------------
(1)     Other compensation does not include the cost for health and welfare benefits received by the above-named officers. The aggregate amounts of personal benefits did not exceed the lesser of $50,000 of 10% of the total annual compensation of such officer, other than for Mr. O'Connor, who received $33,336 in relocation expenses.

(2)     Mr. Jorgensen joined us as a consultant in November 2002 and became an employee in February 2003.

(3)     Mr. O'Connor joined us December 2003 and resigned effective March 11, 2005.




OPTIONS/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2004

During 2004, we granted stock options under the DOBI Medical 2000 Stock Incentive Plan to purchase 2,367,750 shares of common stock, including the options described in the table below.



                                                            PERCENT OF TOTAL
                                NUMBER OF SECURITIES      OPTIONS/SARS GRANTED
                                UNDERLYING OPTIONS/           TO EMPLOYEES             EXERCISE
NAME                               SARS GRANTED              IN FISCAL YEAR          OR BASE PRICE          EXPIRATION
----                               ------------              --------------          -------------          ----------
                                       (#)                                              ($/SH)

Phillip C. Thomas                           -                       -                        -                      -
Chief Executive Officer

Michael R. Jorgensen                    75,000                     3.2                    0.74                12/13/14
Executive Vice President and           175,000                     7.4                    1.54                12/13/14
Chief Financial Officer



Denis O'Connor                          75,000                     3.2                    0.74                12/13/14
Senior Vice President                  175,000                     7.4                    1.54                12/13/14
Sales and Marketing



AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2004 AND FISCAL YEAR END OPTION/ SAR VALUES


                                                                    NUMBER OF SECURITIE
                                                                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                     SHARES                        OPTIONS/SARS AT FISCAL        MONEY OPTIONS/SARS AT FISCAL
                                    ACQUIRED           VALUE              YEAR END                        YEAR END
     NAME                          ON EXERCISE        REALIZED     EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
     ----                          -----------        --------     -------------------------       -------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                        (#)             ($)               (#)                                ($)

Phillip C. Thomas                         -               -            252,500/50,000                        250/500
Chief Executive Officer

Michael R. Jorgensen
Executive Vice President and              -               -            96,875/540,625                      562/2,438
Chief Financial Officer

Denis O'Connor
Senior Vice President
Sales and Marketing                       -               -            50,000/400,000                      500/2,250



EMPLOYMENT AGREEMENTS

         Phillip C. Thomas, Co-Founder, Director and Chief Executive Officer, entered into an employment agreement with us dated December 9, 2003 to continue serving as Chief Executive Officer for a term of three years through December 8, 2006, with automatic one-year extensions on each anniversary of the commencement date under certain conditions. Pursuant to the employment agreement, Mr. Thomas will devote all of his business time and efforts to us and will report directly to the board of directors. The employment agreement provides that as long as Mr. Thomas serves as Chief Executive Officer, the board of directors will nominate him for election to the Board.

         The employment agreement currently provides that Mr. Thomas will receive a fixed base salary at an annual rate of $260,000. On March 10, 2005, Mr. Thomas' employment agreement was amended. For the years 2004 and 2005, he has agreed to waive his annual "cost-of-living" increases and his annual incentive bonus which for 2004 would have been $130,000. Mr. Thomas' employment agreement provides that if and upon FDA approval of the ComfortScan system, Mr. Thomas will participate significantly in a bonus pool of $500,000 to key employees as determined by the Compensation Committee.

         Mr. Thomas' employment agreement also provides for termination by us upon death or disability (defined as 180 days of incapacity during any 365 day period) or upon conviction of a felony crime of moral turpitude or a material breach of his obligations to us. In the event Mr. Thomas' contract is terminated by us without cause or for disability, he will be entitled to compensation for the greater of two years or the balance of the term, plus health and disability and life insurance. In the event of a "change of control," as that term is defined under Mr. Thomas' employment agreement, all his options shall vest, and if he is terminated three months before or 24 months after such event, he and his spouse shall be entitled, under specified circumstances, to receive health, disability and life insurance benefits for 24 months after such event. If he voluntarily terminates as an employee after 12 months after the change of control, he will be entitled to the same post-termination benefits as if he had been terminated by the acquirer within the first 24 months. Payments made or to be made Mr. Thomas under his employment agreement are not intended to be non-deductible to us by reason of the operation of Section 280G of the Internal Revenue Code of 1986, relating to golden parachute payments. Should any such payment otherwise be taxable to Mr. Thomas, we have agreed to gross up such payments. By amendment to Mr. Thomas' employment agreement, we and Mr. Thomas also agreed to eliminate any payments that may have been due him under his employment agreement upon a change of control event in consideration for a cash payment to Mr. Thomas of $125,000, payable within five business days after the completion of the financing that was completed on March 30, 2005 and the grant of an option to purchase 75,000 shares of common stock at $0.66, the closing price of our stock on the date this amendment was approved by our board of directors.

         The employment agreement also contains covenants (a) restricting Mr. Thomas from engaging in any activities competitive with our business during the term of his employment agreement and for two years thereafter, (b) prohibiting him from disclosure of confidential information regarding us, and (c) confirming that all intellectual property developed by him and relating to our business constitutes our sole and exclusive property.

         Since he first commenced service to us and our predecessors as Chief Executive Officer, our board of directors has also awarded him options to purchase an aggregate of 377,500 shares of common stock under our 2000 Stock Incentive Plan at exercise prices ranging from $.66 per share to $2.31 per share, as adjusted in accordance with the terms of the merger.

         All our other employees are employees at will under law, most of whom would receive separation pay if terminated without cause ranging from one month to 12 months. Separation pay would not be deemed to be material. In November 2004, our board of directors approved a resolution providing that upon a change of control event of the company (as defined our 2000 Stock Incentive Plan), all options issued pursuant to that Plan will immediately vest.

STOCK INCENTIVE PLAN

         Our 2000 Stock Incentive Plan, as amended December 10, 2003, was approved by a written consent of the holders of a majority of our outstanding common stock. In connection with our reverse merger transaction, Lions Gate adopted and assumed all of DOBI Medical Systems' obligations under its 2000 Stock Incentive Plan and increased the number of shares issuable under stock option grants to 9,788,573 shares. As of May 11, 2005, there were outstanding stock options to purchase 6,231,500 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Lake Worth Ventures, Inc., or LWVI, was the largest single stockholder of DOBI Medical Systems prior to the reverse merger (based on information filed with the SEC), and continues to be our largest stockholder. From time to time since January 1, 2001, it lent funds to DOBI Medical Systems pursuant to demand notes, which bore interest at rates ranging from 1.2% to 6.0% per year. The aggregate principal amount lent was $1,443,299, none of which was repaid in cash, and all of which, including accrued interest, was exchanged for capital stock and warrants of DOBI Medical Systems at prices equal to the offering prices in DOBI Medical Systems then pending private placements. No cash interest was paid on account of such loans. LWVI also lent $250,000 to DOBI Medical Systems shortly before the merger by purchasing Series 2 Notes and Series 2 Warrants, which have been converted into common stock and warrants of Lions Gate in the merger. David H. Clarke, a director of DOBI Medical

Systems who became a member of our board at the effective time of the merger, is the controlling stockholder of LWVI. In connection with a conversion of $370,837 of demand notes held by LWVI in December 2002 into 370,837 shares of DOBI Medical Systems common stock, LWVI was granted "weighted average" anti-dilution protection with respect to such common stock, and we are obligated to provide such anti-dilution protection to the such common stock held by LWVI for which such DOBI Medical Systems common stock was exchanged in the merger. The anti-dilution provisions are triggered by a subsequent stock offering by us at a lower price per share than a protected price level ($1.00 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution protection with respect to LWVI expires at the earlier of 18 months after the merger or upon the closing of a $5.0 million equity financing. Additionally, in the event of a secondary public offering of our securities in which we receive gross proceeds of at least $10.0 million, LWVI may exercise a limited waiver from its lock-up restrictions under specified circumstances. In the event of a secondary public offering of our securities to the public pursuant to an effective registration statement, LWVI may sell a limited number of shares of its common stock up to a maximum of $5.0 million in such offering, conditioned on (i) the written approval of the underwriter selected by us for any such offering, provided such approval is not unreasonably withheld, (ii) us receiving gross proceeds of at least $10.0 million from any such offering, and (iii) compliance with applicable securities laws.

         Mr. Thomas was indebted to DOBI Medical Systems pursuant to a limited recourse promissory note which was paid in full in December 2002. As of January 1, 2001, the principal amount of the note was $225,000, and from inception to payment of the note in full, the note bore interest at the annual rate of 6%, payable annually in arrears. The original amount of the note, $225,000, was used by Mr. Thomas to purchase 2,925,003 shares of the common stock of DOBI Medical Systems.

         In connection with the merger, Mr. Jorgensen, our Chief Financial Officer, agreed not to sell 50,000 of his shares of his common stock received in the merger until December 9, 2005.

         From August 2000 to October 2003, Alexis C. Korybut, the President of Sterling Financial Investment Group, was a director of DOBI Medical Systems. Sterling Financial has served as placement agent and provided investment banking and financial advisory services to DOBI Medical Systems from time to time over the past four years on a cash and equity fee basis. Cash fees paid to Sterling Financial amounted to $1,420,855, and Sterling Financial and/or its designees (including a former director of DOBI Medical Systems, Mr. Alexis Korybut) have received warrants to purchase DOBI Medical Systems securities which have been exchanged in the merger for warrants to purchase an aggregate of 2,062,494 shares of our common stock. Certain officers and directors of Sterling Financial own shares of our common stock and/or warrants to purchase our common stock, aggregating less than 5% of its outstanding shares. Sterling Financial also served as placement agent for us in connection with the private placement of our common stock and warrants that closed at the same time as the merger. Sterling Financial received cash fees and expense reimbursements or allowances of $155,000, and Sterling Financial and its designees received warrants to purchase an aggregate of 340,000 shares of our common stock, at an exercise price of $1.54 per share, for a term of three years.

         In connection with the engagement of Sterling Financial as placement agent in two private placements of securities in 2000 and 2001, DOBI Medical Systems agreed to nominate one person designated by Sterling Financial to the Board of Directors of DOBI Medical so long as stockholders introduced to DOBI Medical by Sterling Financial own at least 10% of all outstanding equity securities of the DOBI Medical. That agreement now applies to us under the terms of the Merger Agreement. Brad Baker is the current designee of Sterling Financial.

         Brad Baker, a director of DOBI Medical Systems who became a member of our board, was designated for nomination to the Board pursuant to the above-described agreement with Sterling Financial. From April 2000 to February 2002, Mr. Baker served as an officer of Sterling Financial, which was the placement agent in our private placement of common stock and warrants in December 2003. Sterling Financial was also a financial advisor to DOBI Medical and acted as a placement agent in connection with four offerings of the securities of DOBI Medical in the period from April 2000 through October 2003.

         At the closing of the reverse merger, we entered into an investor relations/public relations services agreement with Strategic Initiatives, Inc. pursuant to which we (i) issued an option to Strategic Initiatives to purchase up to 250,000 shares of our common stock at a price of $1.54, for a term of three years, and (ii) advanced an aggregate of $750,000 to Strategic Initiatives to cover costs and expenditures which Strategic Initiatives anticipates it will incur during the one-year term of the agreement. Keith A. Ebert, a former director, is a principal of Strategic Initiatives.

         Immediately prior to the closing of the reverse merger and the private placement, we purchased all 1,000,000 shares of common stock held by Mr. Ebert, a director and formerly the Chief Financial Officer, Treasurer and Secretary of Lions Gate Investment Limited, for $143,805.27. At the same time, we also purchased 738,462 shares of our common stock owned by Graham Crabtree, Beverly Strench and Renata Kubicek for an aggregate consideration of $106,194.73. All shares were then cancelled at the closing of the reverse merger. Funds to effect such redemptions were provided by a capital contribution from Verus Support Services, Inc. At the same time, N. Desmond Smith also agreed to the cancellation of 400,000 shares of the company's common stock owned by him in consideration for the release of an assignment of a number of oil and gas leases by Mr. Smith to the company, and the termination of receivables due from Mr. Smith to the company in the amount of $10,109.

         Dynamics Imaging, Inc., a holder of more than 5% of the our common stock following the merger, agreed not to sell its common stock for up to two years following the merger, provided that Dynamics Imaging, Inc., will be permitted to sell its shares of its common stock at a rate of 1% per month of the total number of shares of common stock issued in the merger, subject to applicable securities laws, from six months until 12 months after the merger; thereafter, the applicable percentage increases to 1.3% of those shares per month until 24 months after the merger. Mr. Turner, a member of our board, is the Chairman of the Board and Chief Executive Officer of Dynamics Imaging, Inc.

         We have no policy with respect to entering into transactions with members of management or affiliated companies. Any non-arm's length transaction we consider will be reviewed and voted on by disinterested members of our board of directors and be in accordance with our certificate of incorporation, by-laws and Delaware law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2004, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with, except that Mr. Clarke in March 2004, July 2004 and December 2004 failed to timely file a Form 4, but subsequently timely filed a Form 5 disclosing such transactions, and Mr. Vodicka in December 2004 failed to timely file a Form 4, but subsequently timely filed a Form 5 disclosing such transaction. On February 7, 2005, we received notice from Mr. Vodicka that he resigned from the board. Mr. Vodicka failed to timely file a Form 5, and we believe he has yet not done so, following notice. In making these statements, we have relied on the written representations of our directors, officers and our 10% holders and copies of the reports that they have filed with the Commission.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

         We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee expects to appoint Marcum & Kliegman LLP to serve as our independent auditors for the year ending December 31, 2005. Marcum & Kliegman LLP has served as our independent auditors since 2004, and is considered by our management to be well qualified.

         THE BOARD RECOMMENDS A VOTE FOR THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

         The following table sets forth the aggregate fees billed or to be billed to us by Marcum & Kliegman LLP for the fiscal years ended December 31, 2004 and 2003:


                                    MARCUM & KLIEGMAN LLP
                                    ---------------------
                                       2004          2003
                                       ----          ----

Audit Fees                          $53,250       $48,736
Audit-Related Fees                   10,000        27,805
Tax Fees                                 --        18,803
All Other Fees                           --        18,656



         All services performed by Marcum & Kliegman LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy adopted in 2004. The policy describes the audit, audit-related, tax, and other services permitted to be performed by the independent auditors, subject to the Audit Committee's prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the committee.

                                  FORM 10-KSB

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, DOBI MEDICAL INTERNATIONAL, INC., 1200 MACARTHUR BLVD., MAHWAH, NEW JERSEY, 07430, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED COMMUNICATIONS WITH STOCKHOLDERS.

         Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, our non-management directors or the audit committee. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Robert Machinist, Chairman of the Board of Directors, DOBI Medical International, Inc., 1200 MacArthur Blvd., Mahwah, New Jersey 07430. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

                  DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

         Proposals that a stockholder desires to have included in our proxy materials for our 2006 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than April 1, 2006. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Any required written notices should be sent to DOBI Medical International, Inc., 1200 MacArthur Blvd., Mahwah, New Jersey, 07430;
Attn: Secretary.

ITEM 3.  OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                            SOLICITATION OF PROXIES

         The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

                                              BY ORDER OF THE BOARD OF DIRECTORS


ROBERT B. MACHINIST
Chairman of the Board of Directors

DOBI Medical
International

                        ANNUAL MEETING OF STOCKHOLDERS OF

                        DOBI MEDICAL INTERNATIONAL, INC.

                                  June 30, 2005

              -- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        DOBI MEDICAL INTERNATIONAL, INC.]

         The undersigned appoints Robert B. Machinist and Phillip C. Thomas each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote at the Annual Meeting of Shareholders, and at any adjournment thereof, as designated on the reverse side hereof, all shares of Common Stock of DOBI Medical International, Inc., held of record by the undersigned at the close of business on May 12, 2005 to be held at the offices of MB Investment Partners, Inc., located at 825 Third Avenue, 31st Floor, New York, New York 10022-9506 (phone number 212-370-7300), on Thursday June 30, 2005, beginning at 1:30 p..m., eastern daylight savings time. Any and all proxies heretofore given are hereby revoked.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

              -- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



1.       ELECTION OF DIRECTORS:                                                 FOR       WITHHOLD AUTHORITY

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,                      [ ]               [ ]
STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

Nominees are:  Brad Baker, Steven M. Barnett, David H. Clarke, William Li, MD,
               Robert B. Machinist, Phillip C. Thomas, Webb W. Turner

2.       PROPOSAL TO RATIFY APPOINTMENT OF MARCUM &                             FOR       AGAINST    ABSTAIN
         KLIEGMAN LLP AS INDEPENDENT AUDITORS.                                  [ ]         [ ]         [ ]

3.       In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting
                                                                                  COMPANY ID:
                                                                                  PROXY NUMBER:
                                                                                  ACCOUNT NUMBER:

Signature:                               Signature:                               Date:
          -----------------------------             ----------------------------        --------------------


NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

PLEASE RETURN THIS PROXY IN THE PRE-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.